Exhibit 5.1
Bruchou, Fernandez Madero, Lombardi & Mitrani
ABOGADOS

Ing. Enrique Butty 275 —Piso 12	TEL:	(5411)5288-2300
(C1001AFA) Buenos Aires	FAX:	(5411)5288-2301
ARGENTINA	e-mail:	estudio@bfmlym.com
www.bfmlym.com
City of Buenos Aires, March 3rd, 2006.
Banco Macro Bansud S.A.
Sarmiento 401
City of Buenos Aires (C1041AII)
Argentina
Ladies and Gentlemen:
     We have acted as legal advisers of Banco Macro Bansud S.A. (the “Bank”), a financial institution organized as a corporation under the laws of the Republic of Argentina (“Argentina”), in connection with the offer and sale by the Bank of American Depositary Shares, each representing ten (10) newly issued Class B common shares of the Bank, par value one Argentine Peso ($1), and the offer and sale by Jorge Horacio Brito (“Jorge Brito”), Delfín Jorge E. Carballo (“Ezequiel Carballo”) Fernando A. Sansuste (“Fernando Sansuste”) and Juan Pablo Brito Devoto (“Juan Pablo Brito” and, together with Jorge Brito, Ezequiel Carballo and Fernando Sansuste, the “Selling Shareholders”) of American Depositary Shares, each representing ten (10) Class B common shares of the Bank, par value one Argentine Peso ($1), (the “Offering”), in accordance with the underwriting agreement (the “Underwriting Agreement”) to be entered into among the Bank, the Selling Shareholders and the underwriters named therein.
     Terms not defined herein shall have the meaning ascribed to them in the Bank’s Registration Statement on Form F-1 (No. 333-130901), filed with the Securities and Exchange Commission on January 6, 2006 (as amended, the “Registration Statement”).
     In such capacity, we have examined and/or relied upon such documents as we have considered necessary for the purpose of giving this opinion, including copies of the following documents:
     (i) a final draft of the Underwriting Agreement;
     (ii) a copy of the Registration Statement; and
     (iii) such other documents, stock transfer books and registers, corporate records and certificates of officers of the Bank as we may have deemed necessary for the purpose of this opinion.
     In giving this opinion we have assumed that:

Bruchou, Fernandez Madero, Lombardi & Mitrani
ABOGADOS
     (i) all documents submitted to us as facsimile or copy or specimen documents conform to their originals;
     (ii) the signatures on the originals, certified copies or copies of all documents submitted to us are genuine;
     (iii) all documents submitted to us as originals are authentic; and
     (iv) that all documents have been validly authorized, executed and delivered by all of the parties thereto (other than the Company).
     We have not made any investigation of the laws of any jurisdiction outside Argentina and this opinion is given solely in respect of the laws of Argentina, as of the date hereof and not in respect of any other law. In particular we have made no independent investigation of the laws of the State of New York or of any other jurisdiction as a basis for the opinions stated herein and do not express or imply any opinion on such laws.
     As to factual matters, we have relied upon the representations and warranties made in the Underwriting Agreement by the Bank and on certificates, documents and oral or written information of the Bank provided to us by officers of the Bank on behalf of the Bank.
     Based on the above assumptions, we are of the opinion that:
     (i) the Class B common shares to be sold by the Bank, when sold, will be legally issued, fully paid and be non-assessable;
     (ii) the Class B common shares of the Bank to be sold by the Selling Shareholders are duly and validly authorized, legally issued, fully paid and non-assessable.
     This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter.

Bruchou, Fernandez Madero, Lombardi & Mitrani
ABOGADOS
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the captions “Validity of Securities” and “Enforcement of Judgments Against Foreign Persons” in the prospectus of the Offering constituting a part of the Registration Statement.
     Very truly yours,
/s/ Hugo N. L. Bruzone
Hugo N. L. Bruzone
Bruchou, Fernández Madero, Lombardi & Mitrani

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